UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2022

RADIANT LOGISTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Triton Towers Two 700 S. Renton Village Place Seventh Floor
Renton, Washington		98057
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 425 462-1094

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	RLGT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 29, 2022, Radiant Logistics, Inc. (the “Company”) received notice from the NYSE Regulation staff of the NYSE American LLC (the “Exchange”) that the Company is not in compliance with the Exchange’s continued listing standards as set forth in Section 1007 of the NYSE American Company Guide (the “Company Guide”) given the Company failed to timely file (the “Filing Delinquency”) its Form 10-K for the fiscal year ended June 30, 2022 (the “Report”). The delinquency will be cured via the filing of the Report.

The Company previously filed a Form 12b-25 with the Securities and Exchange Commission on September 13, 2022, to extend the due date for the Report. The Form 12b-25 disclosed that the Report was unable to be filed on time as the Company required additional time to evaluate the impact on its prior period financial statements, of certain in-transit accrued revenues and related costs that were recognized by the Company during the fiscal year ended June 30, 2022. Such further delay in filing the Report past the deadline set forth in the Form 12b-25 is due to the determination that certain of the Company’s previously issued financial statements should be restated to correct historical errors related principally to the timing of the recognition of the Company’s estimated accrual of in-transit revenues and related costs and should therefore no longer be relied upon.

During the six-month period from the date of the Filing Delinquency (the “Initial Cure Period”), the Exchange will monitor the Company and the status of the Report and any subsequent delayed filings, including through contact with the Company, until the Filing Delinquency is cured. If the Company fails to cure the Filing Delinquency within the Initial Cure Period, the Exchange may, in the Exchange’s sole discretion, allow the Company’s securities to be traded for up to an additional six-month period (the “Additional Cure Period”) depending on the Company’s specific circumstances. If the Exchange determines an Additional Cure Period is not appropriate, suspension and delisting procedures will commence in accordance with the procedures set out in Section 1010 of the Company Guide. If the Exchange determines that an Additional Cure Period of up to six months is appropriate and the Company fails to file its Delinquent Report and any subsequent delayed filings by the end of that period, suspension and delisting procedures will generally commence. Notwithstanding the foregoing, however, the Exchange may in its sole discretion decide (i) not to afford an issuer any Initial Cure Period or Additional Cure Period, as the case may be, at all or (ii) at any time during the Initial Cure Period or Additional Cure Period, to truncate the Initial Cure Period or Additional Cure Period, as the case may be, and immediately commence suspension and delisting procedures if the Company is subject to delisting pursuant to any other provision of the Company Guide, including if the Exchange believes, in the Exchange's sole discretion, that continued listing and trading of an issuer's securities on the Exchange is inadvisable or unwarranted in accordance with Sections 1001-1006 of the Company Guide.

The Company is committed to filing the Report to achieve compliance with the Exchange’s requirements and expects to file the Report within the Initial Cure Period.

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 28, 2022, the Audit and Executive Oversight Committee (the “Committee”) of the Board of Directors of Radiant Logistics, Inc. (the “Company”), after meeting with management to consider the relevant facts and circumstances underlying the matters covered by Item 4.02 of this Report on Form 8-K, and after consultation with Moss Adams LLP (“Moss Adams”), its current registered independent public accounting firm, and BDO USA, LLP (“BDO”), its predecessor registered independent public accounting firm, concluded that the Company’s previously issued financial statements for the fiscal year ended June 30, 2021 included in its Annual Report on Form 10-K, each of the interim financial statements for the quarterly periods in fiscal 2021 included in its Quarterly Reports on Form 10-Q, and each of the interim financial statements for the quarterly periods in fiscal 2022 included in its Quarterly Reports on Form 10-Q (cumulatively, the “Restatement Periods”) should be restated to correct historical errors related principally to the timing of recognition of the Company’s estimated accrual of in-transit revenues and related costs, and should therefore no longer be relied upon. As a result, investors, analysts and all other persons should not rely on the Company’s previously released financial statements, press releases, earnings releases, investor presentations or other financial information or communications describing the Company’s consolidated financial statements, that cover any periods during the Restatement Periods. The Company is still in the process of completing its analysis of the impact of the errors on the financial statements of the Company for the fiscal year ended June 30, 2020.

The need for the restatement arose out of the results of certain financial analysis the Company performed in the course of preparing its fiscal year-end 2022 financial statements. Principally, in response to its December 2021 cyber event, the Company completed a detailed lookback analysis to compare its estimated accrued in-transit revenues and related costs, primarily, purchased transportation and applicable commission expenses, to its actual customer invoicing, related transportation costs and other costs subsequently recorded. In the course of its analysis of the actual information gathered through the lookback process, the Company detected differences between the estimated accrued amounts and the actual revenues and expenses recorded due primarily to errors in the underlying shipment information that was used to calculate the original estimates of the accrued amounts. Management and the Committee have concluded that, in the ordinary course of closing its financial books and records, the Company previously inadvertently excluded certain in-transit revenues and associated costs from the appropriate periods as required under applicable accounting guidelines. Therefore, the Company misstated gross revenues and associated costs during the Restatement Periods. The Company principally attributes the errors to a material weakness in financial controls over the recording and processing of revenues, which was disclosed in its Annual Report on 10-K for the year-ended June 30, 2021, which the Company is working to remediate in fiscal 2023.

Based on its preliminary findings, the Company determined that the impact of the errors on its previously reported financial statements for the fiscal year ended June 30, 2021, include the following:

•
Reported Revenues of $889.1 million were understated by approximately $14.1 million to $17.3 million
•
Reported Total Operating Expenses of $863.1 million were understated by approximately $14.7 million to $18.0 million
•
Reported Net Income Attributable to Radiant Logistics, Inc. of $22.9 million was overstated by approximately $0.4 million to $0.5 million
•
Reported Contract Assets of $27.8 million were understated by approximately $21.7 million to $26.4 million
•
Reported Total Liabilities of $195.8 million were understated by approximately $21.5 million to $26.3 million

In addition to the impact on the Company’s financial statements noted above, the Company determined that the errors resulted in the overstatement of its previously reported Adjusted EBITDA, a non-GAAP financial measure, of $48.8 million for the fiscal year ended June 30, 2021, by approximately $0.5 million to $0.7 million.

The Committee and management, following consultation with the Company’s current and predecessor independent registered public accounting firms, concluded that it is appropriate to restate its financial statements to reflect these adjustments in the Restatement Periods in a comprehensive Annual Report on Form 10-K for the fiscal year ended June 30, 2022.

The Company expects to complete this filing within the next thirty (30) days.

Forward-Looking Statements

This Current Report on Form contains “forward-looking statements” within the meaning set forth in United States securities laws and regulations – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as “anticipate,” “believe,” “estimates,” “expect,” “future,” “intend,” “may,” “plan,” “see,” “seek,” “strategy,” or “will” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. We have developed our forward-looking statements based on management’s beliefs and assumptions, which in turn rely upon information available to them at the time such statements were made. Such forward-looking statements reflect our current perspectives on existing information as of the date of this announcement. These include, but are not limited to, the nature and estimated amount of adjustments to our financial statements covering the Restatement Periods as the final adjustments may vary from the amounts estimated in this Report and such variance may be material; the timing for completion of the restated financial statements included within the Restatement Periods and the associated Securities and Exchange Commission filings within which the restated financial statements are to be included; and such other factors that may be identified: (i) in our Form 10-K for the fiscal year ended June 30, 2021, including those set forth under the caption “Risk Factors” in such Form 10-K; and (ii) in such other Securities and Exchange Commission filings and other public announcements, following our Form 10-K for the fiscal year ended June 30, 2021. For the purpose of our forward-looking statements, we assume that we will within the short-term remediate any temporary compliance issues we are presently experiencing with the NYSE as we contemplate being able to regain compliance with all applicable SEC and exchange compliance requirements once we are able to file the delinquent Form 10-K with the SEC. We also assume that we will be able to secure whatever waivers and/or consents as may be necessary, if at all, to maintain compliance under our senior credit facility as a consequence of our inability to timely provide fiscal 2022 year-ending financial statements to our senior lenders, as well as the modifications that may be required of past compliance certifications that we have provided to our senior lenders during the Restatement Periods. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 8.01 Other Events

The Company has determined that that it will be further delayed in filing its Annual Report on Form 10-K for the fiscal year ended June 30, 2022 (“2022 Form 10-K) as it has concluded a need to restate certain financial statements included within periodic reports previously filed with the Securities and Exchange Commission (“SEC”), to reflect the completion of an on-going review of, among other things, its accrual of in-transit revenues and related costs in previously reported periods. As a result, the Company failed to timely file its 2022 Form 10-K within the SEC’s permitted extension period and will be unable to access its shelf registration statement on Form S-3 that was filed on April 26, 2022, until it timely files its SEC reports for at least one year.

On October 4, 2022, in accordance with the Exchange’s procedures, the Company issued a press release discussing the matters disclosed in Item 3.01 above. A copy of the press release is included herewith as Exhibit 99.1, which is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description

99.1	Press Release dated October 4, 2022

104	Cover Page Interactive Data (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date:	October 4, 2022	By:	/s/ Todd Macomber
Todd Macomber Senior Vice President and Chief Financial Officer